Trimeris, Inc.
4727 University Drive
Suite 100
Durham, North Carolina 27707

         Re:      2,875,000 Shares of Common Stock of Trimeris, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Trimeris, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 2,875,000 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 filed on April 20, 1999 (the "Registration Statement").

         In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Third Amended and
Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expresses below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in the Documents.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable.

           The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purposes without our prior written consent. Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                                     Very truly yours,

                                                    /s/ HUTCHISON & MASON PLLC
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                                                     HUTCHISON & MASON PLLC